                                                               EXHIBIT (m)(1)(a)

                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1

                               FOR CLASS A SHARES

                                   SCHEDULE A



                   (Amended and Restated as of June 28, 2005)


                            Capital Appreciation Fund

                                Common Stock Fund

                                Convertible Fund

                             Diversified Income Fund

                                Equity Index Fund

                             Global High Income Fund

                                 Government Fund

                         High Yield Corporate Bond Fund

                            International Equity Fund

                              Large Cap Growth Fund

                                    MAP Fund

                               Mid Cap Growth Fund

                               Mid Cap Value Fund

                              Small Cap Growth Fund

                              Small Cap Value Fund

                               Tax Free Bond Fund

                                Total Return Fund

                                   Value Fund